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                                                                     EXHIBIT 4.2



   NUMBER                       MD2patient, Inc.                      SHARES

   MDB

                ORGANIZED UNDER THE LAWS OF THE STATE OF GEORGIA


                                                                     SEE REVERSE
                                                                     FOR CERTAIN
                                                                     DEFINITIONS



   This Certifies That






   is the owner of


        FULLY PAID AND NON-ASSESSABLE SHARES OF THE SERIES B CONVERTIBLE
                      PREFERRED STOCK, $.01 PAR VALUE, OF



MD2patient, Inc. a Georgia corporation, fully paid and non-assessable, transferable on the books of the Corporation by the holder hereof in person or by Attorney, upon surrender of the certificate properly endorsed. This Certificate in not valid until countersigned by the Transfer Agent and registered by the Registrar.

         In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.


Dated:


Albert Rodewald                 [CORPORATE SEAL]         John E. Blount
     TREASURER                                           PRESIDENT AND SECRETARY


COUNTERSIGNED AND REGISTERED:
      SunTrust Bank, Atlanta
                           TRANSFER AGENT
                             AND REGISTRAR


                           AUTHORIZED SIGNATURE
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     These securities have not been registered under the Federal Securities Act of 1933, as amended (the "Federal Act"), or the securities laws of any state, and are issued and sold in reliance upon certain exemptive provisions of the Federal Act and such laws. Said securities cannot be sold or transferred except if, in the opinion of counsel reasonably acceptable to the issuer, any such sale or transfer would be: (1) pursuant to an effective registration statement under the Federal Act or pursuant to an exemption from such registration, and (2) pursuant to an effective registration under applicable state securities laws or pursuant to an exemption from such registration.

     The shares of MD2patient, Inc. (the "Corporation") evidenced hereby are subject to, among other things, (i) transfer restrictions prohibiting the transfer of such shares to anyone without the prior written consent of the Corporation and (ii) automatic conversion into shares of Series A Convertible Preferred Stock of the Corporation (or Common Stock of the Corporation, depending on whether the Corporation has completed a qualifying initial public offering at the time of conversion) over time, all as provided in more detail in the Articles of Incorporation of the Corporation. Copies of the Articles of Incorporation of the Corporation are available from the Corporate Secretary of the Corporation at the Corporation's principal office located at 1913 21st Avenue South, Nashville, Tennessee 37212, and will be furnished to any stockholder upon written request without cost.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF GIFT MIN ACT -      Custodian
                                                            --------------------
                                                            (Cust)       (Minor)
TEN ENT - as tenants by the entireties                      under Uniform Gifts
                                                            to Minors Act
JT TEN - as joint tenants with right of                          --------------
         survivorship and not as tenants                           (State)
         in common

    Additional abbreviations may also be used though not in the above list.


For value received, ______________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

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________________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________________ shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________ Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the promises.

Dated ________________________


                            ____________________________________________________
                            THE SIGNATURES(S) TO THIS ASSIGNMENT MUST CORRESPOND
                NOTICE: WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.



Signature(s) Guaranteed: _______________________________________________________
                         THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION SUCH AS A SECURITIES BROKER/ DEALER, COMMERCIAL BANK, TRUST COMPANY, SAVINGS ASSOCIATION OR A CREDIT UNION PARTICIPATING IN A MEDALLION PROGRAM.


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AMERICAN BANK NOTE COMPANY                PRODUCTION COORDINATOR: STEVE KOWALSKI
680 BLAIR MILL ROAD                                               215-830-2197
HORSHAM, PA 19044                             PROOF OF DECEMBER 9, 1999
(215) 667-3480                                    MD2PATIENT, INC.
SALES:  A. HOBBS: 404-525-1455                    H64253 bk Lot 3
HOME 11/NEW LIVE JOBS/ MD2patient/64263     OPERATOR             MT/lr/eg/ml
                                                       rev 4
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